Cue Biopharma Reports Fourth Quarter and Full Year 2024 Financial Results and Business Highlights

BOSTON, Mass., March 31, 2025 -- Cue Biopharma, Inc. (Nasdaq: CUE), a clinical-stage biopharmaceutical company developing a novel class of therapeutic biologics to selectively engage and modulate disease-specific T cells for the treatment of cancer and autoimmune disease, today reported fourth quarter and full year 2024 financial results.

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Prioritized resources on potentially disruptive autoimmune programs while enabling maturation of clinical data from oncology programs to further support prospective strategic partnerships

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Appointed key industry leaders to management team and board of directors
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Lucinda Warren, Chief Business Officer
Industry veteran, with extensive experience and proven expertise in strategic transactions, portfolio optimization and alliance management.
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Daniel Baker, M.D., Interim Chief Development Officer

Over 20 years of drug development experience in the pharmaceutical industry.

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Pasha Sarraf, M.D., Ph.D., Member of Board of Directors
Physician-scientist with extensive experience in the business of science and biotechnology.
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Successfully regained worldwide development and commercialization rights for CUE-401, the Company’s lead autoimmune program with potential to transform treatment across a broad spectrum of autoimmune and inflammatory diseases
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Advanced research and development of CUE-501 as lead program of the CUE-500 series, demonstrating the potential to harness anti-viral specific T cells against pathogenic cells in both autoimmune and oncology
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Company plans to announce business update call and webcast within the next couple of weeks

“During 2024 and Q1 2025, we made significant progress shaping the company for success,” said Daniel Passeri, chief executive officer of Cue Biopharma. “We believe that the ongoing advancement of our prioritized autoimmune programs and the implementation of a highly focused strategic business model, support our ability to exploit the potentially disruptive opportunity of our Immuno-STAT™ platform, specifically CUE-401.”

Fourth Quarter 2024 Financial Results

The Company reported collaboration revenue of $1.6 million and $1.8 million for the three months ended December 31, 2024 and 2023, respectively. The decrease was due to revenue earned from the strategic collaboration agreement entered into with Ono Pharmaceutical in the first quarter of 2023.

Research and development expenses were $7.2 million and $10.9 million for the three months ended December 31, 2024 and 2023, respectively. The decrease was primarily due to decreases in both drug substance manufacturing and clinical trial costs.

General and administrative expenses were $4.0 million and $4.6 million for the three months ended December 31, 2024 and 2023, respectively. The decrease was primarily due to a decrease in professional fees.

Full Year 2024 Financial Results

The Company reported collaboration revenue of $9.3 million and $5.5 million for the years ended December 31, 2024 and 2023, respectively. The increase was due to revenue earned from our strategic collaboration agreement entered into with Ono Pharmaceutical in the first quarter of 2023.

Research and development expenses were $36.3 million and $40.8 million for the years ended December 31, 2024 and 2023, respectively. The decrease was primarily due to decreases in clinical trial costs, employee compensation, which includes stock-based compensation, and manufacturing costs.

General and administrative expenses were $14.6 million and $16.7 million for the years ended December 31, 2024 and 2023, respectively. The decrease was primarily due to decreases in employee compensation, which includes stock-based compensation, and professional fees.

As of December 31, 2024, the Company had $22.5 million in cash and cash equivalents.

Cue Biopharma, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Collaboration revenue	$1,576	$1,821	$9,287	$5,490
Operating expenses (income):
General and administrative	4,021	4,609	$14,585	16,680
Research and development	7,184	10,887	$36,295	40,802
(Gain) loss on fixed asset disposal	4	157	$(93)	157
Total operating expenses	11,209	15,653	50,787	57,639
Loss from operations	(9,633)	(13,832)	(41,500)	(52,149)
Other income (expense):
Interest income	290	905	1,622	2,661
Interest expense	(153)	(507)	(796)	(1,245)
Total other income, net	137	398	826	1,416
Net loss	$(9,496)	$(13,434)	$(40,674)	$(50,733)
Unrealized gain from available-for-sale securities	—	—	—	96
Comprehensive loss	$(9,496)	$(13,434)	$(40,674)	$(50,637)
Net loss per common share – basic and diluted	$(0.13)	$(0.28)	$(0.72)	$(1.11)
Weighted average common shares outstanding – basic and diluted	74,238,329	47,181,633	56,328,348	45,754,794

Cue Biopharma, Inc.

Consolidated Balance Sheets

(In thousands)

	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$22,459	$48,514
Other assets	9,732	13,016
Total assets	$32,191	$61,530
Liabilities and stockholders’ equity
Liabilities	$14,692	$24,445
Stockholders' equity	17,499	37,085
Total Liabilities and stockholders’ equity	$32,191	$61,530

About Cue Biopharma

Cue Biopharma, a clinical-stage biopharmaceutical company, is developing a novel class of injectable biologics to selectively engage and modulate disease-specific T cells directly within the patient’s body. The company’s proprietary platform, Immuno-STAT™ (Selective Targeting and Alteration of T cells) and biologics are designed to harness the curative potential of the body’s intrinsic immune system through the selective modulation of disease-specific T cells without the adverse effects of broad systemic immune modulation.

Headquartered in Boston, Massachusetts, we are led by an experienced management team with deep expertise in immunology and protein engineering as well as the design and clinical development of protein biologics.

For more information please visit www.cuebiopharma.com and follow us on X and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding: the company’s belief that CUE-401 has potential to transform treatment across a broad spectrum of autoimmune and inflammatory diseases; the potential therapeutic benefits of CUE-501 and the CUE-500 series; the company’s ability to advance its Immuno-STAT™ platform; and the company’s business strategies, plans and prospects. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the company’s limited operating history, limited cash and a history of losses; the company’s ability to obtain adequate financing to fund its business operations in the near term and successfully remediate its current “going concern” determination that it does not have sufficient capital on hand to continue operations beyond the next twelve months; the company’s ability to achieve profitability; potential setbacks in the company’s research and development efforts including negative or inconclusive results from its preclinical studies or clinical trials or the company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; serious and unexpected drug-related side effects or other safety issues experienced by participants in clinical trials; its ability to secure required U.S. Food and Drug

Administration (“FDA”) or other governmental approvals for its product candidates and the breadth of any approved indication; adverse effects caused by public health pandemics, including possible effects on the company’s operations and clinical trials; delays and changes in regulatory requirements, policy and guidelines including potential delays in submitting required regulatory applications to the FDA; the company’s reliance on licensors, collaborators, contract research organizations, suppliers and other business partners; the company’s ability to maintain and enforce necessary patent and other intellectual property protection; competitive factors; general economic and market conditions and the other risks and uncertainties described in the Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report(s) on Form 10-Q. Any forward-looking statement made by the company in this press release is based only on information currently available to the company and speaks only as of the date on which it is made. The company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

Marie Campinell
Senior Director, Corporate Communications
Cue Biopharma, Inc.

mcampinell@cuebio.com

Media Contact
Jonathan Pappas
LifeSci Communications

jpappas@lifescicomms.com